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EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference of our report dated February 23, 2001, with respect to the consolidated financial statements of Teligent, Inc. included in the Form 10-K for the year ended December 31, 2000 and the related financial statement schedule included therein, in the Registration Statement Number 333-45005 on Form S-8, Registration Statement Number 333-80469 on Form S-3, Registration Statement Number 333-93241 on Form S-8, and Registration Statement Number 333-52456 on Form S-8.

McLean, Virginia
March 30, 2001